                                                                   Exhibit 23(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Salomon Smith Barney Holdings Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-3 Registration Statement of Salomon Smith Barney Holdings Inc., Targets Trust II, Targets Trust III, Targets Trust IV, Targets Trust V and Targets Trust VI (the "Registration Statement"), of our report dated March 13, 1997, relating to the consolidated statements of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Salomon Smith Barney Holdings Inc. for the year ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ Arthur Andersen LLP

New York, New York
June 30, 1999